Exhibit 10.4
EXECUTION COPY
Pegasus Partners IV, L.P.
505 Park Avenue
New York, New York 10022
July 25, 2008
Lighting Science Group Corporation
2100 McKinney Avenue
Suite 1515
Dallas, Texas 75201
Fee Letter
Ladies and Gentlemen:
          Reference is made to the letter agreement dated the date hereof (including the exhibits and other attachments thereto, the “Letter Agreement”) between you and us. Terms used but not defined in this letter agreement (this “Fee Letter”) shall have the meanings assigned thereto in the Letter Agreement.
          As consideration for our commitments and agreements under the Letter Agreement with respect to the Transactions, you agree to pay the Lender a commitment fee (the “Commitment Fee”) equal to $200,000, which will be payable in full on the Closing Date, subject to the initial funding of the Bridge Loan.
          As consideration for our commitments and agreements under the Letter Agreement with respect to the Transactions, you agree to pay the lender a transaction fee (the “Guaranty Transaction Fee”) equal to (x) 1% of the average daily outstanding principal amount and accrued but unpaid interest under the Demand Loan during the period beginning on the date the Demand Loan is extended through the date that the Demand Loan is prepaid or repaid in full (whether at maturity or otherwise) or refinanced in full or otherwise terminated or discharged (such period, the “Demand Loan Period”) times (y) the quotient equal to the number of days in the Demand Loan Period divided by 365 days. The Guaranty Transaction Fee is payable in full on the last day of the Demand Loan Period.
          As consideration for our commitments and agreements under the Letter Agreement with respect to the Transactions, you agree to pay the lender a transaction fee (the “Bridge Transaction Fee”) equal to (x) 1% of the average daily outstanding principal amount and accrued but unpaid interest under the Bridge Loan during the period beginning on the date the Bridge Loan is extended through the date that the Bridge Loan is prepaid or repaid in full (whether at maturity or otherwise) or refinanced in full or otherwise terminated or discharged (such period, the “Bridge Loan Period”) times (y) the quotient equal to the number of days in the Bridge Loan Period divided by 365 days. The Bridge Transaction Fee is payable in full on the last day of the Bridge Loan Period.

          You agree that, once paid, the fees or any part thereof payable hereunder and under the Letter Agreement will not be refundable under any circumstances. All fees payable hereunder and under the Letter Agreement will be paid in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim.
          You agree that you will not disclose this Fee Letter or the contents hereof other than as permitted by the Letter Agreement.
          This Fee Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. THIS FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Fee Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Fee Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Fee Letter.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof, whereupon this Fee Letter shall become a binding agreement between us.

Very truly yours,

PEGASUS PARTNERS IV., L.P.

By:	Pegasus Investors IV, L.P., its general partner

By:	Pegasus Investors IV GP, L.L.C., its general partner

By:	/s/ Richard Weinberg

Name: Richard Weinberg
Title: Vice President
Fee Letter Signature Page

Accepted and agreed:
LIGHTING SCIENCE GROUP CORPORATION
By: /s/ Stephen Hamilton

Name:
Title: